UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-24185

Date of Report: January 22, 2007

CHINA AOXING PHARMACEUTICAL COMPANY, INC.

(Exact name of registrant as specified in its charter)

Florida (State of other jurisdiction of incorporation or organization)	65-0636168 (IRS Employer Identification No.)

444 Washington Blvd., Unit 2424, Jersey City, NJ (Address of principal executive offices)	07310 (Zip Code)

(201) 420-1076

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors

On March 22, 2006 Zhenjiang Yue, who had been the sole member of China Aoxing’s Board of Directors, voted to increase the number of directors to five. Mr. Yue elected four individuals to fill the vacancies: Joseph J. Levinson, Zhongshun Qiao, Hui Shao and Richard Wm. Talley. Information about the new directors follows:

Joseph J. Levinson has been employed since 2006 as Chief Financial Officer and a member of the Board of Directors of Global Pharmatech (OTCBB: GBLP), a Chinese pharmaceutical manufacturer. Since 2006 Mr. Levinson has also served as an Advisor to Broadline Capital, which is a private equity investment firm. From 2006 until February 2007 Mr. Levinson was employed as Chief Financial Officer of PacificNet, which is involved in call center outsourcing. From 2004 to 2006 Mr. Levinson was employed as Chief Financial Officer for BDL Media, a company based in China that marketed print and online media. From 2001 to 2003 Mr. Levinson served as Vice President - Finance for Chengdu Environmental, which was involved in the pollution control industry. Previously Mr. Levinson had been employed as a Manager by by KPMG and Deloitte and Touche, international accounting firms. In 1994 Mr. Levinson was awarded a B.S. by SUNY - Buffalo with a concentration in accounting and fnance. He is 30 years old.

Zhongshun Qiao has been employed since 2000 as Chairman of the Hebei Hongxin Zhaobiao Co. Ltd., an engineering firm in China’s Hebei Province. From 1992 to 1999 Mr. Qiao served as Vice Chairman of the Hebei Province Planning Commission. Previously he had served as President of the Hebei Province Engineering Consulting Institute. In 1959 Mr. Qiao was awarded a Bachelors Degree with a concentration in civil engineering. He is 68 years old.

Hui Shao joined China Aoxing as Senior Vice President of Finance in January 2007 after ten years working in various aspects of the pharmaceutical industry. From 2003 to 2006 Dr. Shao served as healthcare analyst for investment firms, initially Mehta Partners LLC and then Kamunting Street Asset Management. From 1997 to 2003 Dr. Shao was employed as Principal Scientist by Roche Pharmaceuticals in Nutley, New Jersey. Dr. Shao was awarded a B.S. in Polymer Chemistry at the University of Science and Technology in China. He then earned a Ph.D. in Organic Chemistry at the University of California, San Diego, and an M.B.A. in Finance and Accounting at New York University. Dr. Shao is 39 years old.

Richard Wm. Talley has been employed since 1999 as President of Talley and Company, a registered broker-dealer that is involved in providing investment banking and financial services. He has been engaged in investment banking since 1970, when he began his career with Smith Barney. In 1966 Mr. Talley was awarded a B.A. with a concentration in European History by the University of California, Santa Barbara. Then in 1969 he was awarded an M.B.A. with a concentration in Finance by Cornell University.  Mr. Talley is 63 years old.

In the Fall of 2006 Talley and Company assisted the placement agent for China Aoxing’s private placement of convertible debentures and warrants. In compensation for its services, Talley and Company received seven percent of the funds raised in that private placement from investors introduced by Talley and Company. In addition, China Aoxing issued to Richard Wm. Talley and three brokers associated with Talley & Company a total of 74,061 warrants to purchase Units of securities to be issued by China Aoxing. Each Unit consists of a 10% Convertible Debenture in the principal amount of $2.00, a Series A Warrant (exercisable at $2.50 per share), a Series B Warrant ($3.50 per share), a Series C Warrant ($4.50 per share) and a Series D Warrant ($5.50 per share). The Units may be purchased by Mr. Talley and the other brokers at $2.00 per Unit. Talley and Company continues to provide investment banking services to China Aoxing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Aoxing Pharmaceutical Company, Inc.

Dated: March 26, 2007	By:	/s/ Zhenjiang Yue
Zhenjiang Yue, Chief Executive Officer